Exhibit 99.1

Trinity Capital Inc. Originates a Record $635 Million in the Third Quarter of 2024

Record $459 million of fundings in the third quarter of 2024

PHOENIX, October 8, 2024 /PRNewswire/ -- Trinity Capital Inc. (Nasdaq: TRIN) (“Trinity” or the “Company”), a leading provider of diversified financial solutions to growth-oriented companies, today announced a portfolio update for the third quarter of 2024. Trinity originated a record $635 million of investments in the third quarter of 2024, bringing total new commitments for the first three quarters of 2024 to $1.2 billion. Additionally, Trinity funded a record $459 million of total investments in the third quarter.

“We are very encouraged by our team’s performance through the first three quarters of the year, driven by strong results across all five of our business verticals,” said Kyle Brown, Chief Executive Officer of Trinity Capital. “We remain committed to delivering long-term value for our investors and partners as we continue to scale and invest in new opportunities.”

Third quarter investment highlights:

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Investments funded totaled approximately $459 million, which was comprised of $406 million in secured loans, $39 million in equipment financings and $14 million in warrant and equity investments.
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Trinity originated approximately $635 million of new commitments, which was comprised of $487 million in secured loans, $145 million in equipment financings and $3 million in equity investments.
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The Company funded $255 million to 11 new portfolio companies, $202 million to 20 existing portfolio companies and $2 million of investments to private vehicles.
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Proceeds received from repayments and exits of the Company's investments totaled approximately $198 million, which included $100 million from early debt repayments, $57 million from normal amortization and $41 million from investments sold to private vehicles.

Aggregate investment highlights for the first three quarters of 2024:

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Total investments funded approximately $933 million, which was comprised of $696 million in secured loans, $208 million in equipment financings and $29 million in warrant and equity investments.
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The Company originated approximately $1.2 billion of total new commitments, which was comprised of $874 million in secured loans, $326 million in equipment financings and $11 million in equity investments.
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The Company funded $643 million to 29 new portfolio companies, $279 million to 32 existing portfolio companies and $11 million of investments to private vehicles.
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Proceeds received from repayments and exits of the Company’s investments totaled approximately $527 million, which included $184 million from early debt repayments and refinancings, $148 million from normal amortization, $30 million from investment exits and $165 million from investments sold to private vehicles.

About Trinity Capital Inc.

Trinity Capital Inc. (Nasdaq: TRIN), an internally managed business development company, is a leading provider of diversified financial solutions to growth-oriented companies with institutional equity investors. Trinity’s investment objective is to generate current income and, to a lesser extent, capital appreciation through investments, including term loans and equipment financings and equity-related investments. Trinity believes it is one of only a select group of specialty lenders that has the depth of knowledge, experience, and track record in lending to growth-oriented companies. For more information, please visit the Company's website at www.trinitycap.com.

Forward-Looking Statements

This press release may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission (“SEC”). The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release. More information on risks and other potential factors that could affect the Company’s financial results, including important factors that could cause actual results to differ materially from plans, estimates or expectations included herein or on the webcast/conference call, is included in the Company’s filings with the SEC, including in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s most recently filed annual report on Form 10-K and subsequent SEC filings.

Contact

Ben Malcolmson

Head of Investor Relations

Trinity Capital, Inc.

ir@trincapinvestment.com